NEWS RELEASE

CONTANGO ORE, INC.

Contango Announces Production of 17,000 ounces of Gold and $33 Million Cash Distribution from Campaign 3-2025 from the Peak Gold JV

FAIRBANKS, AK -- (October 2, 2025) -- Contango ORE, Inc. (“Contango” or the “Company”) (NYSE American: CTGO) is pleased to announce that the Peak Gold JV has completed its third production campaign for 2025 (“Campaign #3-2025”), with Contango’s share of production equal to approximately 17,000 ounces (“oz”) of gold. The Company is also pleased to report that the Peak Gold JV made a cash distribution to Contango in the amount of $33 million (“M”), bringing the total cash distributions from the Peak Gold JV to $87 M for Contango’s share received year to-date.

Campaign #3-2025 operated by the Peak Gold JV from August 12, 2025 through September 15, 2025 and on a 100% basis processed approximately 287,000 tons of ore with an average grade of 0.214 oz per ton containing approximately 61,400 oz of gold. Gold recovery averaged 92.5%, resulting in approximately 56,800 oz of recovered gold, of which Contango’s 30% share amounts to approximately 17,000 oz of gold.

Rick Van Nieuwenhuyse, the Company’s President and CEO stated, “On September 15th, the Peak Gold JV completed processing the third Campaign of 2025, with Contango’s 30% share of production totaling just over 17,000 ounces of gold – once again exceeding the Company’s original guidance of 15,000 ounces of gold production. This campaign processed approximately 287,000 tons of ore at an average head grade delivered to the mill at 0.214 ounces per ton. It was another above guidance quarter for the Company.”

Additionally, the Peak Gold JV is currently running a test campaign of blended Manh Choh and Fort Knox ores at approximately a 1:10 ratio to test the viability of blending the low-grade oxide Manh Choh ore with standard mill feed grade Fort Knox ore to see how the material flows through the circuit. This test will also be an opportunity to evaluate the possibility of delivering more Manh Choh ounces at a lower cost to the Peak Gold JV. The test is ongoing and is expected to be completed in early October. We plan to report on the results once the test results are completed and evaluated for efficiencies.

Repayments of Debt, Reduction of Hedge Contracts, and Other News

As of October 1, 2025, the Company has delivered into the October 31st, 2025 hedge contracts using a Carry-Trade, resulting in a net hedge contract balance of 49,300 ounces of gold as of the date of this release. In addition, the Company repaid early $8.5 M on the Credit Facility (the “Facility”), reducing the outstanding principle balance by 37% to $14.6 M.

Mr. Van Nieuwenhuyse stated, “The Company continues to deliver into its hedge contracts, which now sit at 49,300 ounces, as well as paying down our debt which sits at $14.6 million. We will continue to aggressively deliver into our hedge book and look to be debt and hedge free under our credit facility in 2026. With our recent financing the Company has a strong balance sheet to advance our two development-stage assets, Lucky Shot and Johnson Tract, to production decisions from internally generated cash flow. Our objective is to triple our production from its current 60,000 ounces annually to 200,000 gold equivalent ounces over the next five years. We aim to deliver exceptional shareholder returns by executing one of the strongest growth profiles in the industry – all funded internally. We are currently engaging an underground drill contractor to mobilize a rig to Lucky Shot and we expect to be drilling before the end of the month. We anticipate a 15,000 meter underground drill program drilling short holes (~30 meters in length) starting in the West Drift of the Enserch Tunnel. We expect the drill program, along with underground development drill access, to take 12 to 18 months to complete. From there we will develop a mine plan that we will target delivering 30,000 to 40,000 ounces of gold production annually using our Direct Shipping Ore (DSO) model. We have several alternative options we are evaluating as opportunities to process the run-of-mine ore from Lucky Shot. First things first – the drilling to define a resource and then an appropriate DSO mine plan. Meanwhile, we continue to advance our Johnson Tract project through the permitting stage. We expect to report on our specific plans once permits are in hand to proceed with constructing a tunnel to access the Johnson Tract orebody from underground.”

We are pleased to announce that on September 25, 2025, the Village of Dot Lake has dismissed their lawsuit against the United States Army Corp of Engineers (USACOE) to which the Peak Gold, LLC was an intervenor-defendant. We are pleased with this dismissal and its favorable implications for the Manh Choh project.

Mr. Van Nieuwenhuyse continued, “Based on year-to-date results and projections going forward, we now expect cash distributions for 2025 from the Peak Gold JV to be in excess of $100 million, assuming a $3,500 per ounce spot gold price for the remainder of 2025. This higher-than-expected cash flow will be used to strengthen our cash position and reduce debt. We will continue to opportunistically reduce our hedge contracts.”

CONFERENCE CALL AND WEBCAST

Contango will host a conference call and webcast to discuss the third campaign results on Friday, October 3, 2025, at 12:00pm EST / 9:00am PST. Participants may join the webcast using the following call-in details: https://6ix.com/event/contango-update-on-manh-choh-third-campaign-production-results

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in exploration for gold and associated minerals in Alaska. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross

Gold Corporation, operator of the Peak Gold JV. The Company and its subsidiaries also have (i) a lease on the Johnson Tract project from the underlying owner, CIRI Native Corporation, (ii) a lease on the Lucky Shot project from the underlying owner, Alaska Hardrock Inc., (iii) 100% ownership of approximately 8,600 acres of peripheral State of Alaska mining claims, and (iv) a 100% interest in approximately 145,000 acres of State of Alaska mining claims that give Contango the exclusive right to explore and develop minerals on these lands. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s exploration program or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango ORE, Inc.
Rick Van Nieuwenhuyse

(907) 888-4273

www.contangoore.com